FIXED ACCOUNT ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control.

THE FOLLOWING HEREBY AMENDS AND SUPERSEDES THE SECTIONS OF THE CONTRACT AS SET FORTH BELOW:

I.   DEFINITIONS:  The  following  definitions  are added to or  revised  in the
     Contract:

     ACCOUNT PERIOD: The period of a Fixed Period Account. Account Periods range from 1 to 10 years.

     CONTRACT VALUE: The Contract Value for any Valuation Period is equal to the total dollar value accumulated under this Contract in all of the Investment Options and the Fixed Account.

     FIXED ACCOUNT: A part of our General Account.

     FIXED PERIOD ACCOUNTS: Fixed Period Accounts are part of the Fixed Account. They are only present during the Accumulation Phase. At any one point in time, only one of these Fixed Period Accounts is present for transfers we make to maintain benefits as described in the Contract or any endorsements.

II. ALLOCATION OF PURCHASE PAYMENTS: The following replaces the ALLOCATION OF PURCHASE PAYMENTS provision section as set forth in the Contract:

     ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to one or more of the Investment Options in accordance with your selection. You may not allocate to the Fixed Account. The allocation of the initial Purchase Payment is made in accordance with your selection made at the Issue Date. Unless you inform us otherwise, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. However, the Company has reserved the right to allocate the initial Purchase Payment to the Money Market Investment Option until the expiration of the Right to Examine period. All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least five Investment Options for such allocations. This number will not decrease after the Issue Date. You will be allowed to choose at least this number of Investment Options from the Investment Options specified in the Contract Schedule unless Investment Options are eliminated or substituted.

III. CONTRACT   MAINTENANCE   CHARGE:   The  following   replaces  the  CONTRACT
     MAINTENANCE provision section as set forth in the Contract:

     CONTRACT MAINTENANCE CHARGE We deduct an annual contract maintenance charge shown on the Contract Schedule. During the Accumulation Phase, prior to the Income Date, this will be deducted from the Contract Value. The number of Accumulation Units to be canceled from each applicable Investment Option is in the ratio that the value of each Investment Option bears to the total
     Contract Value. If there is an insufficient amount in the Investment Options, any remaining amount is deducted from the Fixed Account.

IV. SUSPENSION OR DEFERRAL OF PAYMENTS: The following is added to the SUSPENSION OR DEFERRAL OF PAYMENTS provision section as set forth in the
     Contract:

     The Company reserves the right to postpone payments from the Fixed Account for a period of up to six months.

V. TRANSFERS: The following is added to the TRANSFERS provision section as set forth in the Contract:

     You may not make transfers to or from the Fixed Account. If you select the Guaranteed Account Value Benefit, we may make transfers to and from the Fixed Account as provided for under that benefit.

VI. WITHDRAWAL PROVISIONS: The following is added to the first paragraph of the Withdrawal Provisions section of the Contract:

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
     WITHDRAWALS: We will make partial withdrawals pro-rata from the Investment Options if there is sufficient value for the withdrawal. If the amount in the Investment Options is insufficient for the withdrawal, then the remaining amount of the withdrawal will come from the Fixed Account.

VII. PAYMENT OF DEATH BENEFIT: The following is added to the PAYMENT OF DEATH BENEFIT provision section as set forth in the Contract:

     Any portion of a death benefit attributable to the Fixed Account will continue to accrue interest from the date of death to the date of payment in accordance with New York Insurance Law Section 3214.

VIII. FIXED ACCOUNT: The following provisions are added to the Contract:

                            FIXED ACCOUNT PROVISIONS
       FIXED PERIOD ACCOUNTS
       Fixed Period Accounts are part of the Fixed Account to which we may transfer amounts. Fixed Period Accounts have Account Periods ranging from 1 to 10 years. Only one of these Fixed Period Accounts is available for transfers made in a single Contract Year.

   The table below shows the Account Periods available in each Contract Year:
------------------ -------------------------- -------------------------- ---------------
Contract           Fixed Period               Contract                   Fixed Period
Year               Account Length             Year                       Account Length
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
1                  10                         11                         5
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
2                  9                          12                         4
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
3                  8                          13                         3
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
4                  7                          14                         2
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
5                  6                          15                         1
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
6                  5                          16                         5
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
7                  4                          17                         4
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
8                  3                          18                         3
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
9                  2                          19                         2
------------------ -------------------------- -------------------------- ---------------
------------------ -------------------------- -------------------------- ---------------
10                 1                          20                         1
------------------ -------------------------- -------------------------- ---------------

After the 20th Contract Year, the available Fixed Period Account follows the schedule shown above for Contract Years 11 to 20.

FIXED ACCOUNT CONTRACT VALUE
The Fixed Account Contract Value at any one time is equal to:

1.     the Contract Value we transferred to the Fixed Account; plus

2.     interest credited to the Contract Value in the Fixed Account; less

3. any prior withdrawals of Contract Value from the Fixed Account and any applicable charges; less

4.     any Contract Value we transferred from the Fixed Account; less

5. Contract maintenance charges, withdrawal charges or any applicable Premium Taxes deducted from the Contract Value held in the Fixed Account.

A transfer or withdrawal from the Fixed Account will first reduce the oldest Fixed Period Account, then the next oldest Fixed Period Account, and so on.

INTEREST TO BE CREDITED
The Company guarantees that the interest to be credited to the Fixed Account will not be less than the guaranteed rate indicated on the Contract Schedule. The Company may credit additional interest at its sole discretion. Such additional interest shall be credited at a rate that is set in advance and effective for at least one year. The interest rate declared for each Fixed Period Account may be different from other Fixed Period Accounts, reflecting the length of time to the end of the tenth Contract Year.

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


         Signed for Allianz Life Insurance Company of New York by:

                 /s/ Suzanne J. Pepin                   /s/ Vincent Vitello
                     Suzanne J. Pepin                       Vincent Vitello
              Senior Vice President, Secretary            Chairman of the Board,
                     and Chief Legal Officer                CEO and President

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